                                                              EXHIBIT 4(b)(iii)


                       LEASE AGREEMENT SUPPLEMENT NO. 2


          LEASE AGREEMENT SUPPLEMENT NO. 2, dated as of __________, 1995, is made between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of December 1, 1988, as amended and supplemented, as Lessor, and TEXAS UTILITIES ELECTRIC COMPANY, a corporation organized and operating under the laws of the State of Texas, as Lessee.

                                   RECITALS.
                                   --------

          A. Lessor and Lessee have executed and delivered a Lease Agreement dated as of December 1, 1989, as supplemented by a Lease Agreement Supplement No. 1, dated as of December 31, 1990 and this Lease Supplement No. 2 (the Lease Agreement as so supplemented by Supplement No. 1and this Supplement No. 2, and as hereafter amended, modified or supplemented from time to time, being hereinafter referred to as the "Lease"); and
                                -----

          B. The Lease is still in full force and effect; and

          C. The Lease provides for the execution and delivery of supplements thereto (herein called a "Lease Supplement") to reflect any adjustments made
                          ----------------
pursuant to Section 4 of the Lease.

          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Subsection 3.1(d) of the Lease is hereby amended to read, in its entirety, as follows: "(d) [Intentionally Left Blank]".

          2. Section 4.5 of the Lease is hereby amended by adding the following language at the end of such Section after the word "Rent" and before the ".":
"which adjustments shall include, without limitation, any adjustments necessary to reflect the fact that the pricing assumptions set forth in Schedule 1 to the Participation Agreement as adopted by a supplement to the Participation Agreement entered into at the time of the pricing of such refinancing shall thereafter prove to be incorrect."

          3. Section 6.1(c) of the Lease is hereby amended by adding the following language of the end thereof: "So long as any 1995 Series Bonds are Outstanding Lessee shall not be entitled to purchase the Facilities pursuant to this subsection 6.1(c) unless Lessee shall have assumed the 1995 Series Bonds in accordance with subsection 6.3 hereof and Section 2.16 of the Indenture."

          4. Appendix A to the Lease is hereby amended to read, in its entirety, as set forth in Appendix A attached hereto.

          5. Schedules 1 and 2 to the Lease are hereby amended to read, in their entirety, as set forth in Schedules 1 and 2, respectively, attached hereto.

          6. This Lease Supplement shall be construed as supplemental to the Lease and shall form a part thereof and the Lease is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          7. This Lease Supplement may be executed in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same supplement.

          IN WITNESS WHEREOF, the parties hereto have each caused this Lease Supplement No. 2 to be duly executed as of the date first above written.

                              SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee under the Trust Agreement


                              By:___________________________
                                    Name:
                                    Title:


                              TEXAS UTILITIES ELECTRIC COMPANY


                              By:_______________________
                                    Name:
                                    Title:

                                 ACKNOWLEDGMENT
                                 --------------



STATE OF CONNECTICUT)
                    ) ss.:
COUNTY OF HARTFORD          )


          On this ___ day of ____, 1995 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named ___________, of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, to me personally known, who stated that he was duly autho rized in his capacity to execute the foregoing instrument for and in its name and on its behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument, as Shawmut Bank Connecticut, National Association, not in its individual capacity but as Owner Trustee under the Trust Agreement, for the consideration, use and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                              ____________________________
                                     (Notary Public)



My Commission Expires:



          (SEAL)

                                 ACKNOWLEDGMENT
                                 --------------



STATE OF TEXAS )
                    ) ss.:
COUNTY OF DALLAS    )


          On this ___ day of ________, 1995 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named __________________ of TEXAS UTILITIES ELECTRIC COMPANY, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in its name and on its behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument, as TEXAS UTILITIES ELECTRIC COMPANY, for the consideration, uses and purposes therein mentioned and set forth.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                              ____________________________
                                     (Notary Public)



My Commission Expires:



          (SEAL)

                                  APPENDIX A
                                 [DEFINITIONS]

                                  SCHEDULE 1
                         [INSTALLMENTS OF BASIC RENT]

                                  SCHEDULE 2
                               [CASUALTY VALUES]